Exhibit 10.17

[CONFIDENTIAL INFORMATION REDACTED;

SUBJECT OF RULE 406 REQUEST FOR CONFIDENTIAL TREATMENT]

Telemarketing Service BPO Agreement

Party A: China Mobile Group Beijing Company Limited

Party B: Shandong Taiying Technology Co., Ltd

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

Party A: China Mobile Group Beijing Company Limited (Customer)

Registered Address: Dongzhimen South Street No. 7, Dongcheng District, Beijing

Legal Representative: Ning HE

Party B: Shandong Taiying Technology Co., Ltd (Contractor)

Office Address: High-tech Zone, Taian City, Shandong Province, P.R.C

Legal Representative: Gary WANG

Contact Person: Guoan XU

Pursuant to “Contract Law of the People’s Republic of China” and its relevant provisions, through fully consultation on the basis of equality and mutual benefit, Party A and Party B agree upon Party B shall provide Party A with database and telemarketing promotion. Both parties, hereby sign this “Telemarketing Service BPO Agreement” (hereinafter refer to “Agreement”) by compliance enforcement.

Article 1 Content of Cooperation

1.1 During the term of Agreement, Party A entrust Party B in providing Party A’s users with database and telemarketing promotion service and pay the corresponding service fees for the successful promotion works that Party B has done.

1.2 On the understanding that Party A will start the similar new business in future that requires the telemarketing promotion service from Party B, both parties shall sign the the supplementary agreement based on this Agreement.

Article 2

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2.2 *

Article 3 Rights and Obligations

3.1 Party A’s Rights and Obligations

3.1.1 Party A shall provide Party B with information of target clients and relevant requirements in accordance with this Agreement.

3.1.2 Party A shall responsible for explaining the content of relevant business to Party B, provide Party B with necessary business training, update Party B with renewed business information and favorable terms in a timely manner.

3.1.3 Party A shall retain right to oversee the day to day operation of the Agreement and may monitor Party B’s performance and work progress, to examine sales data and service quality and bring on suggestions on problems that may arise in Party B’s operation. If Party B cannot pass the examination, then it shall bear responsibility under Article 7 and Article 9 of this agreement.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

3.1.4 Party A shall pay the relevant promotion (service) fees in full and on time to Party B in accordance with this Agreement.

3.1.5 Party A shall provide Party B with dedicated outbound calling line No. 13911390006, to the extent that including location of Agreement performance, for those numbers be called belong to Beijing “Go Tone”, “Mzone”, “Easy Own” will be free for the charge of calling in.

3.1.6 If Party B’s outbound calls result in roaming fee (home or aboard) to the customers who receive the call, such expense or compensation shall be paid by Party B.

3.2 Party B’s Rights and Obligations

3.2.1 When Party B providing the service to Party A in accordance with this Agreement, Party B must follow the government and industry laws and regulations and run the legal business operation.

3.2.2 Party B shall perform the telemarketing service to the extent of this Agreement and guarantee the legal business operation and strictly abide relevant business rules.

3.2.3 Party B shall design and use “talking note” in accordance with Party A’s requirements and basing on the business information and rules provided by Party A. All “talking note” shall only be used with Party A’s approval.

3.2.4 Party B shall fulfill the Party A’s work requirements within the time regulated by Party A, included but not limited to: outbound calls, telemarketing promotion, etc. Party B shall submit relevant statistical report, project appraisal report and other regular sales reports to Party A, or else it shall be liable for breach of the agreement under Article 9.

3.2.5 After successful marketing, Party B shall reply with true and accurate numbers to Party A in 24 hours to ensure business development in a timely manner.

3.2.6 As Party A’s basis for reconciliation, Party B shall collect and submit all the numbers from successful marketing in the previous month to Party A before 5th day of each month.

3.2.7 Party B shall be responsible for quality control of calling during telemarketing.

3.2.8 Party B shall take charge of managing staffs and their relevant training to make sure Party A’s business promotion.

3.2.9 Party B shall bear confidential responsibility for information provided by Party A (included but not limited to client’s information, business information and other information with business value).

3.2.10 Party B shall destroy all information provided by Party A within one year after the relevant business is completed and notice Party A in written form.

3.2.11 Party B shall guarantee to use dedicated line of NO. 13911390006 for telemarketing work and to accomplish the working requirements in this Agreement, and it may not use the dedicated line for any other purposes. In case of any violation, Party B shall be liable for breach this agreement under Clause 9.8.

3.2.12 Party B shall guarantee the good running of system and equipments and be responsible for the maintenance of local seats and computers. In the event of serious failure, Party B shall notify the technical support from Party A immediately.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

3.2.13 Party B and its employees may not use equipments that belong to or rent from Party A to do the business that irrelevant with Party A’s business under this Agreement. Party B and its employees may not do advertising for itself by using Party A’s name or brand; Nor release any promotion advertising or information through any methods on behalf of Party B by using Party A’s name or brand.

3.2.14 Party B shall guarantee to comply with laws, regulations and regulatory provisions to provide legal service under this Agreement.

Article 4 Call Center Customer Specialist

4.1 Party B shall provide customer specialist in call center (hereinafter refer to “Customer Specialist”) for Party A.

4.2 Customer Specialist shall fulfill the qualifications below:

4.2.1 Have good health, decent looks, and sweet voice;

4.2.2 Speak fluent and standard mandarin, are skilled in expression and language organization

4.2.3 Have academy education level of at least secondary technical school, computer skill of entry level or higher (specialist with university education may be transferred to higher postion);

4.2.4 Have fast typing skills, adaptability, listening skills, shorthand skills and business-related knowledge;

4.2.5 Only after getting approval by Party A and obtaining qualified working license, can the qualified specialist go on duty.

4.3 Party B shall be responsible to train the specialists before going on duty, and shall provide monthly professional ethics, legal and safety education and training.

4.4 Service staffs of Party B, in the labor personnel relation, are affiliated to Party B, and Party B shall sign labor contract with them, and assume their labor personnel, wage and benefits, social insurance, medical care for the industrial injury, various subsidies and other work and expenses. All these issues are not related to Party A.

4.5 Party A is entitled to suspend a Customer Specialist’s service in the event that Customer Specialist’s mistakes are over Party A’s limit. The Customer Specialist can only go back to work by passing the exam by Party A. The criterion of exam will be stipulated by Party A, and Party B will bear the payment.

Article 5 Specific Names

5.1 Specific names under this Agreement including but not limited: 13911390006, China Mobile Group Beijing Company Limited, China Mobile Group Beijing Company Customer Service Center, China Mobile Group Beijing Company Customer Service Center Telemarketing Center, China Mobile Group Beijing Database Center and etc.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

5.2 All rights of Specific Names hereinbefore belong to Party A. As the contractor of Party A, Party B has no right on Party A’s Specific Names. Party B shall not use any one of Party A’s Specific Names to do any business that is outside the scope of this Agreement.

5.3 Party A authorize Party B to use Party A’s trademark and enterprise name for the purpose of this Agreement, Party B shall guarantee the proper and reasonable use of the trademark and enterprise name, which shall not be altered or distorted in overall or in part. Party B shall not use Party A’s trademark or enterprise name in any manner other than the purpose of this Agreement.

5.4 Three (3) days after this agreement is completed, or terminated or suspended because of Force Majeure, Party B shall return to Party A all materials with the trademark or enterprise name of Party A, and Party B shall not continue to use the trademark and enterprise name. Party B shall not use Party A’s trademark or enterprise for any other purposes or for other people under any circumstance while the agreement is valid or is completed

Article 6 Specific Equipment

6.1 The extension trunk line provided by Party A to Party B for the purpose of business development and other relevant equipments shall be called the Specific Equipment under this Agreement.

6.2 Party A has the ownership of specific equipment, during the term of this Agreement, Party B shall be required to use properly, take good care of, and maintain the specific equipment. Or else, Party B shall be responsible in accordance with Article 9.10.

6.3 After the Agreement termination, Party B shall cooperate with Party A to return Specific Equipment.

Article 7 *

7.1 *

(1) *

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(3) *

7.2*

(1) *

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(3) *

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

Article 8 Confidential Information

8.1 Under this Agreement, the Party owns information (the “Provider”) to provide information to the other party (the “Recipient”) in accordance with this Agreement, including but not limited to technical information, commercial information, documents, procedures, plans, techniques, diagrams, models, reference data, standard, proprietary technology, business and operation methods, as well as proprietary information, the terms of this Agreement and other business information and technical information related to this agreement (hereinafter in whole referred to as “Confidential Information”) can only be used by the recipient and its staffs and for the purpose of this Agreement. Unless it is specified in this Agreement, any confidential information from the Provider shall not be directly or indirectly provided or disclosed to any third party outside of this Agreement.

8.2 The confidential information that provided or disclosed by Provider to Recipient may only be disclosed to designated employees of Recipient and only for the purpose of implementation of this Agreement to the extent necessary for such disclosure. However, Recipient shall take all reasonable precautions before disclose any confidential information to its employees. These preventive measures including but not limited to, such employees will be informed of the confidential nature, the employees shall make confidentiality commitment at least as strict confidentiality obligations of this Agreement, so as to prevent such employees to use confidential information for personal gain or to any third party to make any unauthorized disclosure.

The recipient may disclose the confidential information to its lawyers, accountants, contractors, and consultants in order for them to provide professional help. However, these people must sign confidentiality and non-disclosure agreement or conduct their business according to the confidentiality of professional ethics.

8.3 In the event that relevant government departments or authority bodies required the Recipient to disclose any confidential information, the Recipient shall disclose to the extent required without bearing the responsibilities under this Agreement provided that the Recipient shall promptly notice Provider in written form for Provider to take necessary protective measures. Such notice shall be made as soon as possible before the information disclosure, and the Recipient shall make commercially reasonable effort to ensure that the disclosed information receive the confidentiality treatment from government agencies or institutions.

8.4 In any case, the confidentiality obligation under this article shall remain in force permanently.

8.5 The confidential information herein of would not include following information:

8.5.1 When one party discloses the information, that information has already been public knowledge, or after disclosure, due not to the fault of the recipient, employees, lawyers, accountants, contractors, consultants or other persons’, the confidential information becomes known publicly.

8.5.2 There is written evidences that information has already been acquired by the Recipient before disclosure, and the information is not directly or indirectly obtained from the Provider.

8.5.3 There is written evidence that the third party has disclosed information to the Recipient, and which third party does not have confidentiality obligations and the right to make disclosure.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

8.6 On removing or termination of this Agreement, the Recipient shall immediately stop using and shall not permit any third party using Provider’s confidential information. Meanwhile, on the written request from Provider, the Recipient shall have Provider’s confidential information returned or destroyed.

Article 9 Liability of Breach

9.1 It shall be deemed as breach provided that any party hereto does not perform or completely perform the responsibilities and obligations specified hereof. The defaulting party, upon receiving the notice of observing party, shall promptly remedy the violation. When the breaching party, within five (5) working days upon receiving the said notice, does not remedy its breach, and nor give written reply for such notice, the observing party has right to terminate part of or all provisions hereof as well as to pursue the liabilities of the defaulting party and to demand the defaulting party to make compensations on the losses suffered by itself.

9.2 Either party shall bear the confidentiality obligation in accordance with Article 8 of this Agreement on each other’s confidential information. If any party without other party’s permission, use or disclose the confidential information herein of regulated that the defaulting party should bear the liability of penalty of RMB 100,000 Yuan to the observing party, and therefore bear the losses caused to the observing party as well as other joint and several liability. This clause shall continue in force after the termination of this Agreement.

9.3 Since the Agreement enter into force, in case the Agreement terminated or removed caused by Party A, Party A shall pay Party B the service fee for the work that have completed. In case that removing or termination caused by force majeure that Party A and Party B may pursue to consultations.

9.4 If Party A fail to pay Party B within the agreed period under the Article 7.2, Party A shall bear the liability for each overdue day and pay Party B the penalty of 0.3% of the amount that payable for each day.

9.5 Party A shall ensure the authenticity and effectiveness of outbound calling customers’ information that provided, such as customer complaints that occur due to customer data provided by Party A, Party A shall be responsible and bear all responsibilities arising there from.

9.6 Since the Agreement enter into force, in case the Agreement terminated or removed caused by Party B, Party B shall return all the information provided, meanwhile, Party B shall pay 20% of the total amount of this Agreement to Party A for the penalty and therefore bear the losses suffered by Party A.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

9.7 If Party B breach the Article 3 under this Agreement that fails to complete work as Party A’s requirements within the time specified by Party A. Party B shall pay the penalty of 0.3% of total amount of this Agreement to pay Party A for each overdue day. Overdue 30 days shall entitle Party A the right to terminate this Agreement.

9.8 If Party B use the dedicated outbound calling line out of Party A’s required work without authorization Party A entitled the right to unilaterally terminate the Agreement. Party B shall pay 50% of total amount of this Agreement for penalty to Party A, in case which amount is insufficient to cover the loss, Party B shall also compensate Party A for lack of parts. The cost that generated by calling customers other than target customer that Party A required should borne by Party B and Party B shall compensate Party A all the losses that resulted in.

9.9 Where Party B deliberately makes up connection data, customer data or information, relevant statistical statement, project evaluation report and other relevant data, Party A will remove the faked information when making settlement and deduct 15% expenses settled and paid to Party B and meanwhile Party B shall bear several and joint liabilities and consequences due to such make-up.

9.10 In case that Party B or Party B’s customer specialist cause the damage of Party A’s specific equipments or other loss, Party B shall bear all responsibility for the loss of Party A.

Article 10 Dispute Resolution

Both parties hereto shall comply with the provisions hereof, and any dispute arising during the process of performance of this agreement shall be settled through consultation by both parties hereto on the principle of mutual understanding and mutual accommodation. If consultation fails, any party hereto may submit such dispute to Beijing Arbitration Committee for arbitration under the current effective arbitration rules.

Article 11 Notice and Delivery

11.1 Notice that issued under this Agreement requires all shall be in writing and deliver by: (A) personnel delivery; (B) express mail; (C) fax; (D) registered mail. The postmark on the express mail or registered mail shall be considered as mailing date. The notice hereinbefore shall be marked clearly with each party as the recipient.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

11.2 The notice hereinbefore shall be delivered to the address under the Clause 11.4 and considered arrived by required time under the Clause 11.3. In case that any party changes the address, he shall notice the other party in writing in 10 days before the change. Any loss caused by delay notice shall be born by defaulting party.

11.3 The date of service shall be considered as following:

(1) by personnel delivery, the day when recipient sign for the mail is considered date of service;

(2) by fax, when the confirmation sheet printed is considered date of service;

(3) by express mail, in the event of delivery within the town, the next day after sending is considered date of service; in the event of delivery between cities in China, the second day after sending is considered date of service; in the event of delivery to Hong Kong, Marco or Taiwan, the third day after sending is considered date of service; in the event of delivery to other country or area outside of P.R. China, the fifth day after sending is considered date of service.

(4) by registered mail, in the event of delivery within the town, the second day after sending is considered date of service; in the event of delivery between cities in China, the third day after sending is considered date of service; in the event of delivery to Hong Kong, Marco or Taiwan, the forth day after sending is considered date of service; in the event of delivery to other country or area outside of P.R. China, the sixth day after sending is considered date of service.

11.4 Delivery Address

Party A: China Mobile Group Beijing Company Limited

Address: No. 58 Dongzhong Street, Meihui Building, Dongcheng District, Beijing

Post Code: 100027

Party B: Shandong Taiying Technology Co., Ltd

Address: High-tech Zone, Taian City, Shandong Province

Post Code: 271000

Article 12 Validity of this Agreement and Others

12.1 This agreement shall come into effect upon signature and official seal or special seal for contractual use by legal representatives or authorized representatives of Party A and Party B. This agreement is made in quadruplicate, which are equally authentic. And each party shall keep two copies.

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

12.2 All annexes made according to the principles stipulated herein are an integral part of this agreement. Through mutual consultation, both parties may amend or supplement this agreement and its annexes. All amendments and supplements, which constitute an integral part of this agreement, shall become effective upon signature by legal representatives or authorized representatives of Party A and Party B and official seal or special seal for contractual use of both parties.

12.3 Anything unmentioned herein shall be settled through amicable negotiations by both parties.

Party A: China Mobile Group Beijing Company Limited

Legal Representative or Authorized Representative (Signature):

Seal: China Mobile Group Beijing Company Limited

Party B: Shandong Taiying Technology Co., Ltd

Legal Representative or Authorized Representative (Signature):

Seal: Shandong Taiying Technology Co., Ltd

* Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.